Exhibit 23.1
                                                                    ------------



                         Consent of Independent Auditors

We consent to the reference to our firm in the Registration Statement of Genesys S.A. on Form S-8 pertaining to the Genesys Stock Incentive Plan and to the incorporation by reference therein of our report dated June 2, 2002 relating to the consolidated financial statements of Genesys S.A., which appears in the Registration Statement on Form 20-F filed with the Securities and Exchange Commission on June 12, 2002.


Montpellier, July 10, 2002



ERNST & YOUNG AUDIT

/s/ Antoine Peskine
Represented by
Antoine Peskine